SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  APRIL 7, 2003


                    DETWILER, MITCHELL & CO.
   ------------------------------------------------------
   (Exact name of registrant as specified in its charter)

      DELAWARE                      0-12926                     95-2627415
----------------------------  -------------------------   --------------------
(State of other jurisdiction  (Commission  File Number)    (IRS Employer
 of incorporation)                                         Identification No.)


225 FRANKLIN STREET, 20TH FLOOR,  BOSTON, MASSACHUSETTS        02110
------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code 617-451-0100


ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 3, 2003, Detwiler, Mitchell & Co. (the "Company") completed the sale and related assignment of its long-term lease for London office space used by Detwiler, Mitchell & Co. (UK) Limited ("DMC UK") paying approximately $300,000 to a third party to complete the transaction. The Company will incur an additional charge of approximately $110,000 for the write-off of certain furniture, equipment and leasehold improvements and other related costs in connection with the transaction. DMC UK will, however, continue its operations in the UK.

The decision to reduce London office space resulted from management's efforts to minimize fixed costs throughout the Company and to preserve working capital in response to the weakened domestic and international business environments.

The effect of these events will result in a reduction of stockholders' equity of approximately $410,000. Stockholders' equity, on a pro forma basis, was $2,999,000 at December 31, 2002. This amount gives effect to a $226,000 private placement of common stock in January 2003 which was reported as a subsequent event in the December 31, 2002 Form 10-K of the Company. The Nasdaq SmallCap Market listing rules require that a listed issuer maintain, among other things, stockholders' equity of at least $2,500,000. The Company today notified The Nasdaq SmallCap Market of this material event.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               The following exhibit is filed herewith:

                    None.

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DETWILER, MITCHELL & CO.
                                   -------------------------
                                         (Registrant)


April 7, 2003                       /s/ Stephen D. Martino
--------------                    ---------------------------
        Date                      Stephen D. Martino
                                  Chief Financial Officer and
                                  Principal Accounting Officer





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